Exhibit 10.8

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made and entered into this 1st day of April, 2002, (the “Effective Date”) by and between Dreams, Inc., a Utah corporation, with its principal place of business at Suite 325, Two South University Drive, Plantation, FL 33324 (the “Company”) and Dreamstar, Inc., a Nevada corporation, a consultant with its address at P.O. Box 230400, Las Vegas, Nevada 89123, (the “Consultant”). The Company and the Consultant are sometimes collectively referred to as the “Parties”.

RECITALS

A.    The Company desires to retain the Consultant’s services on an exclusive basis for the period commencing on the Effective Date and continuing for a period of five years from such date.

B.    The Consultant agrees to be engaged and retained by the Company upon said terms and conditions.

C.    The Parties hereto have each established a valuable reputation and goodwill in their respective businesses.

D.    Each party hereto, by virtue of its relationship with the other party, is familiar with and possessed with the manner, methods and other confidential information pertaining to the such other parties business activities.

E.    The Company desires to avail itself of the Consultant’s experience, skills and abilities, and background and knowledge, and is willing to engage the Consultant upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the recitals, promises and conditions in this agreement, the Consultant and the Company agree as follows:

1.  Consulting Services.    During the term of this Agreement, the Consultant is hereby retained by the Company to provide consulting services to the Company. The Consultant shall designate Sam Battistone as the sole individual who shall perform any and all services to be required to be performed by Consultant under this Agreement. The Consultant shall provide such consulting services whereby it will utilize its business contacts to work with the Company to provide such services as are mutually agreed to between the Consultant and the Company during the term of this Agreement. Unless otherwise agreed to by the parties, all services hereunder shall be performed directly by the Consultant at its principal place of business or such other location as the parties shall agree.

2.  Term.    The term of this Agreement shall be until March 31, 2007.

3.  Compensation.    The Company shall pay Consultant $145,000 for the first year, $160,000 in each of years two, three and four and $175,000 in year five. The payments shall be made as agreed to by the Parties.

4.  Expenses of the Consultant.    Except as otherwise agreed to, the Company shall be responsible for all expenses incurred by the Consultant in the performance of his duties hereunder, which expenses shall include travel, postage, printing, long distance calls and transmitting facsimile expenses reasonably related to the Consultant’s services to the Company. Expenses in excess of $500.00 shall require prior approval of the Company.

5.  Cooperation.    The Parties shall cooperate fully with each other in the performance of their respective obligations under this Agreement including, without limitation, providing all necessary information, executing all documents and performing all actions reasonably required in connection with such performance.

6.  Independent Contractor.    This Agreement shall not constitute an employer-employee relationship. It is the intention of the Parties that the Consultant shall be at all times an independent contractor of the Company. The Consultant shall not have any authority to act as the agent of the Company and shall not have the authority to, and shall not, bind the Company to any agreements or obligations with a third party except as otherwise authorized by the Company. Subject to the express provisions herein, the manner and means utilized by the Consultant in the performance of its services hereunder shall be under the sole control of the Consultant.

7.  Non-Disclosure of Confidential Information.    The Parties acknowledge that it is their policy to maintain as secret and confidential all valuable information heretofore or hereafter acquired, developed or used by each other in relation to their respective business, operations, employees and contacts which may give a competitive advantage in either party’s industries (all such information is hereinafter referred to as “Confidential Information”). The Parties recognize that, by reason of the relationship of the Parties, the Parties may acquire Confidential Information of the other party. The Parties recognize that all such Confidential Information is the property of the owning party. In consideration of the Parties entering into this Agreement, the Parties agree that:

(a)  They shall never, directly or indirectly, publicly disseminate or otherwise disclose any Confidential Information obtained during the Term of this Agreement without the prior written consent of either party, it being understood that the obligation created by this subparagraph shall survive the termination of this Agreement;

(b)  At all times, the Parties shall exercise all due and diligent precautions to protect the integrity of any of the other party’s documents embodying Confidential Information (which shall be marked “Confidential” by the supplying party prior to delivery and, if not so marked, shall not be deemed to embody Confidential Information), and upon termination of this Agreement, each party shall return all such documents (and copies thereof) in its possession or control to the other party; and

(c)  In recognition of the foregoing, the Parties represent, warrant and covenant that they will not in the future use or disclose any of such Confidential Information for the benefit of any person or other entity or organization under any circumstances at any time.

8.  Representations and Warranties.    The Company hereby represents and warrants to the Consultant as follows:

(a)  This Agreement has been duly authorized, executed and delivered on behalf of the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms, subject only to the effect, if any, of bankruptcy laws or similar laws relating to the insolvency of debtors and to principles of equity and except as the Company’s indemnification and/or contribution obligations under this Agreement may be limited under Federal or applicable state securities laws.

(b)  The execution and delivery of, and the compliance with, this Agreement by the Company and the consummation by the Company of the transactions herein contemplated will not, with or without the giving of notice or the lapse of time, or both: (A) result in a material conflict with or breach of any of the material terms or provisions of, or constitute a default under, or result in the modification or termination of, or require consent under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the material properties or assets of the Company pursuant to the terms of, any agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject; or (B) violate the Company’s Articles of Incorporation or By–laws; or (C) have any material effect on any material license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its properties or businesses.

9.  Notices.    Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing or when deposited in the United States mail, postage prepaid, addressed to the other party at the address provided by each party. Either party may change its address by written notice made in accordance with this section.

10.  Benefit of Agreement.    This Agreement shall inure to the benefit of and be binding upon the Parties hereto, and their respective legal representatives, administrators, executors, successors, subsidiaries and affiliates.

11.  Governing Law.    This Agreement shall be construed in accordance with the laws of the State of Florida without the application of the principles of conflicts of laws. If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, and such legal action results in a final judgment in favor of such party (“Prevailing Party”), then the party or Parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorney’s fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party’s rights hereunder. Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in Broward County in the State of Florida. The Parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding. The Parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Broward County, Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Broward County, Florida, has been brought in an inconvenient forum.

12.  Assignment.    Any attempt by either party to assign any rights, duties or obligations that arise under this Agreement without the prior written consent of the other party shall be void and shall constitute a breach of the terms of this Agreement.

13.  Entire Agreement; Modification.    This Agreement constitutes the entire agreement between the Company and the Consultant. No promises, guarantees, inducements or agreements, oral or written, express or implied, have been made regarding the provision of any services, other than as contained in this Agreement. This Agreement can be modified only in writing signed by both Parties hereto.

14.  Severability.    In the event of the invalidity or unenforceability of any one or more of the provisions of this Agreement, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof, and such other provisions shall be deemed to remain in full force and effect.

15.  Continuing Effect.    Section 7 shall survive the expiration or the termination of obligations of each party to the other.

16.  Execution in Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first written above.

DREAMS, INC.

By:	/s/ MARK VINER
Mark Viner, Secretary

CONSULTANT: DREAMSTAR, INC.

By:	/s/ SAM D. BATTISTONE
Sam D. Battistone, President

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